MGT to Present at Upcoming Growth Capital Expo

Management to Provide Strategic Update During Investor Sessions

Harrison, NY (April 24, 2014) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today its participation in the Growth Capital Expo 2014 in Las Vegas from April 29 to May 1, 2014. An updated corporate presentation is scheduled to be delivered at 10:30 AM PDT on April 30 and May 1, and will be posted in the Investor Relations section of the Company’s website (www.mgtci.com).

Robert Ladd, Chief Executive Officer of MGT commented, “The timing and venue is perfect for a progress report to our stockholders and prospective stockholders. As the gaming capital of the world, Las Vegas is the appropriate location to promote the launches of several announced initiatives, including MGTPlay.com, SlotChamp, FantasySportsLive.com, and our joint venture with VegasInsider.com. We expect these ventures to produce meaningful revenue from launch and be cash flow positive by yearend.”

At the Expo, the Company will also provide an update on the recent acquisition of DraftDay.com. Mr. Ladd added, “This purchase is a game changer for MGT. In addition to over one million dollars of expected revenue, DraftDay gives us the user base and technology platform to optimize all our gaming operations. MGT now controls the most formidable competitor to the top three daily fantasy sports websites, each valued at $50 to $100 million in recent private equity transactions.”

About MGT Capital Investments, Inc.

MGT Capital and its subsidiaries operate social and real money gaming sites online and in the mobile space, including ownership of the 4th largest daily fantasy sports wagering platform, www.DraftDay.com. In May 2014, the Company also expects to offer games of skill through www.MGTplay.com and social casino games with SlotChamp™, and is building an online portal for fantasy sports news and commentary, www.FantasySportsLive.com. In addition, the Company owns intellectual property relating to slot machines and has asserted its claims via patent infringement lawsuits.

Forward-looking statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com